                                                                      EXHIBIT 11
                                                                      ----------

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
       (Amounts in thousands, except number of shares and per share data)

                                       Nine Months Ended September 30,        Three Months Ended September 30,
                                     ------------------------------------    ------------------------------------
                                        1995         1996         1996         1995          1996         1996
                                        RMB          RMB           US$         RMB           RMB           US$
                                     ----------   ----------   ----------   -----------   ----------   ----------
PRIMARY
-------
Net income, as reported                  58,957       53,916        6,496        18,846       21,034        2,534
                                     ==========   ==========   ==========   ===========   ==========   ==========
Weighted average number of shares
  of common stock outstanding:
Shares of common stock
  outstanding on January 1, 1996     11,700,063   11,700,063   11,700,063    11,700,063   11,700,063   11,700,063
Shares issued as a result
  of rounding from reverse
  stock split                                 -           46           46             -           46           46
1,000,000 shares of common
  stock issued on June 10, 1996               -      410,256      410,256             -    1,000,000    1,000,000
                                     ----------   ----------   ----------   -----------   ----------   ----------
Total weighted average number of
  shares of common stock
  outstanding                        11,700,063   12,110,365   12,110,365    11,700,063   12,700,109   12,700,109
Shares of common stock
  issuable assuming conversion of
  the Convertible Preferred Stock

- Series A                            3,600,000    3,600,000    3,600,000     3,600,000    3,600,000    3,600,000
- Series B                                    -      680,000      680,000             -      680,000      680,000

Shares of common stock
  issuable assuming exercise of
  stock options, reduced by the
  number of shares which could have
  been purchased with the proceeds
  from the exercise of such stock
  options                                     -      171,279      171,279             -      127,303      127,303
                                     ----------   ----------   ----------   -----------   ----------   ----------
Total weighted average number of
  shares of common stock and
  common stock equivalents
  outstanding                        15,300,063   16,561,644   16,561,644    15,300,063   17,107,412   17,107,412
                                     ==========   ==========   ==========   ===========   ==========   ==========
Earnings per common share -
  Primary                                  3.85         3.26         0.39          1.23         1.23         0.15
                                     ==========   ==========   ==========   ===========   ==========   ==========

                      SUNBASE ASIA, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996
       (Amounts in thousands, except number of shares and per share data)

                                       Nine Months Ended September 30,        Three Months Ended September 30,
                                     ------------------------------------    ------------------------------------
                                        1995         1996         1996         1995          1996         1996
                                        RMB          RMB           US$         RMB           RMB           US$
                                     ----------   ----------   ----------   -----------   ----------   ----------
FULLY DILUTED
-------------
Net income, as reported                  58,957       53,916        6,496        18,846       21,034        2,534

Add after tax interest
  expense applicable to Convertible
  Debentures                                  -        1,224          147             -        1,224          147
                                     ----------   ----------   ----------   -----------   ----------   ----------
Net income, as adjusted                  58,957       55,140        6,643        18,846       22,258        2,681
                                     ==========   ==========   ==========   ===========   ==========   ==========

Weighted average number of shares
  of common stock outstanding:
Shares of common stock
  outstanding on January 1, 1996     11,700,063   11,700,063   11,700,063    11,700,063   11,700,063   11,700,063
Shares issued as a result of
  rounding from reverse stock
  split                                       -           46           46             -           46           46
1,000,000 shares of common
  stock issued on June 10, 1996               -      410,256      410,256             -    1,000,000    1,000,000
                                     ----------   ----------   ----------   -----------   ----------   ----------
Total weighted average number of
  shares of common stock
  outstanding                        11,700,063   12,110,365   12,110,365    11,700,063   12,700,109   12,700,109
Shares of common stock
  issuable assuming conversion of
  the Convertible Preferred Stock

- Series A                            3,600,000    3,600,000    3,600,000     3,600,000    3,600,000    3,600,000
- Series B                                    -      680,000      680,000             -      680,000      680,000

Shares of common stock issuable
  assuming conversion of the
  Convertible Debentures on
  August 23, 1996                             -      328,571      328,571             -      975,000      975,000

Shares of common stock
  issuable assuming exercise of
  stock options, reduced by the
  number of shares which could have
  been purchased with the proceeds
  from the exercise of such stock
  options                                     -      244,484      244,484             -      244,484      244,484
                                     ----------   ----------   ----------   -----------   ----------   ----------
Total weighted average number of
  shares of common stock and
  common stock equivalents
  outstanding                        15,300,063   16,963,420   16,963,420    15,300,063   18,199,593   18,199,593
                                     ==========   ==========   ==========   ===========   ==========   ==========
Earnings per common share -
  Fully Diluted                            3.85         3.25         0.39          1.23         1.22         0.15
                                     ==========   ==========   ==========   ===========   ==========   ==========

                                      25